UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 2, 2010
CONTINENTAL AIRLINES, INC.
(Exact Name of Registrant as Specified in Its Charter)
DELAWARE
(State or Other Jurisdiction of Incorporation)

1-10323	74-2099724
(Commission File Number)	(IRS Employer Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)
(713) 324-2950
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On August 2, 2010, Continental Airlines, Inc. (“Continental”) issued a press release announcing its proposed offering of senior secured notes. The press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.
     On July 22, 2010, Continental stated in an investor update that it anticipated ending the third quarter of 2010 with an unrestricted cash, cash equivalents and short-term investments balance of approximately $3.5 billion. This anticipated balance does not include the net proceeds of the proposed offering of senior secured notes.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
99.1	Press Release for Proposed Offering of Senior Secured Notes

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL AIRLINES, INC.
August 2, 2010	By	/s/ Gerald Laderman
Gerald Laderman
Senior Vice President and Treasurer

EXHIBIT INDEX
99.1	Press Release for Proposed Offering of Senior Secured Notes